Exhibit 23

JAMES J. GARRITY

CERTIFIED PUBLIC ACCOUNTANT
P.O. BOX 448
733 NEPONSET STREET
NORWOOD, MASSACHUSETTS 02062
(781) 769-5522 • (781) 769-4061

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

NEW YORK TIMES COMPANY

I consent to the incorporation by reference in Registration Statement No. 33-50459 on Form S-8 of my report dated June 19, 2003, on my audit of the financial statements and supplemental schedules of the Mechanical Union Savings Trust as of December 24, 2002 and 2001 and for the years then ended, which report is included in this Annual Report on Form 11-K.

/s/ James J. Garrity, CPA

JAMES J. GARRITY, CPA

Norwood, Massachusetts
June 19, 2003

1